Exhibit 8(iii) under Form N-1A
                                             Exhibit 10 under Item 601/Reg. S-K


                                  DELEGATION AGREEMENT


      AGREEMENT, dated as of July 28, 1997 by and between Investors Bank & Trust Company, a Massachusetts trust company (the "Delegate"), and Deutsche Portfolios, a trust formed under the laws of New York (the "Fund").

      WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States.

      NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.    Definitions

      Capitalized terms in this Agreement have the following meanings--

      a.    Assets

            Assets means any of Fund's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect Fund's transactions in such investments.

      b.    Authorized Representative

            Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party, to send notices to the other party, to add or delete jurisdictions pursuant to Article 4, and to otherwise bind the respective parties with respect to the subject matter of this Agreement.

      c.    Board

            Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

      d.    Compulsory Securities Depository

            Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

      e.    Eligible Foreign Custodian

            Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1).

      f.    Foreign Custody Manager

            Foreign Custody Manager has the meaning set forth in Rule
17f-5(a)(2).

      h.    Monitor

            Monitor has the meaning used in Rule 17f-5(c)(3).

      i.    Permissible Foreign Custodian

            Permissible Foreign Custodian means any person with whom Assets may be placed and maintained outside the United States under (i) the Investment Company Act of 1940 or (ii) an order of the U.S. Securities and Exchange Commission, without regard to Rule 17f-5.

      j.    Securities Depository

            Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2.    Representations

      a.    Delegate's Representations

            Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate confirms that Fund's existing foreign subcustody arrangements are in conformity with Article 7.

      b.    Fund's Representations

            Fund represents that the Board has adopted the resolution attached as Appendix G.

3.    Jurisdictions Covered

      a.    Initial Jurisdictions

            The authority delegated by this Agreement applies only with respect to Assets held in the jurisdictions listed in Appendix A. Delegate shall have no responsibility for the selection, evaluation or Monitoring of any jurisdiction in which the Fund invests or holds Assets.

      b.    Added Jurisdictions

            Jurisdictions may be added to Appendix A by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

      c.    Withdrawn Jurisdictions

            Board may withdraw its delegation with respect to any jurisdiction upon written notice to Delegate. Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to Board. Thirty days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions is to which authority is withdrawn, except that the Fund may withdraw authority at any time as to any jurisdiction and Delegate may withdraw its acceptance of delegated authority as to any jurisdiction upon less than thirty days notice if Delegate states in its notice that it believes it cannot perform its responsibilities as to the jurisdiction for which it is withdrawing.

4.    Delegation of Authority to Act as Foreign Custody Manager

      a.    Selection of Eligible Foreign Custodians

            Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by it in each jurisdiction to which this Agreement applies.

      b.    Contracts With Eligible Foreign Custodians

            Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

     5. Delegation of Authority to Place Assets With Permissible Foreign Custodians

      Subject to the requirements of the Investment Company Act of 1940 (and any other applicable law or order), Delegate is authorized to place and maintain Assets in the care of any permissible Foreign Custodian or Custodians in each jurisdiction to which this Agreement applies and to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Permissible Foreign Custodians as Delegate deems appropriate. Articles 6, 7b, 7c, 7d, and 8 of this Agreement shall not apply to Delegate's exercise of authority under this Article 5.

6.    Monitoring of Eligible Foreign Custodians and Contracts

      In each case in which Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

7.    Guidelines and Procedures for the Exercise of Delegated Authority

      a.    Selection of Eligible Foreign Custodians

            In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation;

            i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

     ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Assets;

            iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

            iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States; and

            v. In the case of an Eligible Foreign Custodian that is a Securities Depository, any additional factors and criteria set forth in Appendix C to this Agreement.

      b.    Evaluation of Written Contracts

            In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts (or, in the case of a Securities Depository, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market after considering all relevant factors, including those set forth in a. above. In making this determination, Delegate shall ensure that the terms of such contracts comply with the requirements of Rule 17f-5(c)(2).

      d.    Monitoring

            In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider the factors noted in a. and b. above and any factors and criteria set forth in Appendix D to this Agreement.

8.    Standard of Care

      In exercising the authority delegated under this Agreement, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

9.    Reporting Requirements

      Delegate agrees to provide written reports notifying Board of the placement of Assets with a particular Eligible Foreign Custodian or Permissible Foreign Custodian and any of any material change in Fund's foreign custody arrangements. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion. Such report shall, among other things, confirm jurisdictions in which there have been no material changes in foreign custody arrangements. The Delegate shall give reasonably prompt notice to the Board of any jurisdictions in which the Delegate believes it can no longer perform the services required by this Agreement.

10.   Provision of Information Regarding Jurisdictions

      With respect to the jurisdictions listed in Appendix A, or added thereto pursuant to Article 4, Delegate agrees to provide annually to Board, such information relating to Country Risk, if available, as is specified in Appendix E to this Agreement.

11.   Limitation of Liability.

      Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from a breach of the standard of care set forth in Article 8 or the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

            i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to genuine;

     ii. Any information which the Delegate provides or does not to provide under Section 11 hereof; or

     iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events;

provided that such Claim does not arise from a breach of the standard of care set forth in Article 8 hereof or the negligence, willful misfeasance or bad faith of the Delegate or Indemnified Party.

12.   No Additional Compensation

      Delegate agrees to perform its responsibilities hereunder without any additional compensation from Fund beyond Delegate's compensation as set forth in the Custodian Agreement between the Fund and the Delegate. The Fund shall bear all expenses related to the custody of Assets, including expenses related to the relocation of Assets, as set forth in such Custodian Agreement between the Fund and the Delegate.

13.   Effectiveness and Termination of Agreement

      This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

14.   Authorized Representatives and Notices

      The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

15.   Governing Law

      Fund and Delegate intend that the delegation contemplated hereby shall be made in accordance with Rule 17f-5 and that the provisions hereof shall be interpreted accordingly. This Agreement shall otherwise be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principals of choice of law.

                      [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Authorized Representatives of Board and of Delegate have affixed their signatures as of the date first written above.


      INVESTORS BANK & TRUST COMPANY


      By:  ___________________________________

      Name:

      Title:


      DEUTSCHE PORTFOLIOS


      By:____________________________________

      Name:

      Title:

List of Appendices

      A -- Jurisdictions Covered

      B -- Additional Jurisdictions Covered

     C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Securities Depositories

     D -- Additional Factors and Criteria To Be Applied in Entering Into Written Contracts Governing Foreign Custody Arrangements

      E -- Information Regarding Country Risk

      F -- Authorized Representatives

      G -- Resolution of the Board



                                       APPENDIX A

                                 Jurisdictions Covered


Top 50 World               Top 50 Europe          Provesta              Global Bond
------------               -------------          --------              -----------
(cont.)
-------
Australia                  Austria                    Austria                 Greece
Austria                       Belgium                 Belgium                 Ireland
Belgium                       Denmark             France                Italy
Canada                        Finland                 Germany           Japan
Denmark                    France                     Italy             Netherlands
Finland                       Germany             Netherlands           New Zealand
France                        Ireland                 Norway                  Norway
Germany                    Italy                      Spain             Portugal
Hong Kong                  Luxembourg             Sweden                Slovak Republic
India                         Netherlands         Switzerland           South Africa
Indonesia                  Norway                     United Kingdom          Spain
Ireland                       Portugal                                  Sweden
Italy                         Spain                   Investa
                                                      -------
Switzerland
Japan                         Sweden                  Germany           United Kingdom
Luxembourg                 Switzerland            Netherlands
Netherlands                United Kingdom         Luxembourg      European Bond
                                                                  -------------
New Zealand                                                       Austria
Norway                        Top 50 Asia         Japanese Equity       Belgium
                              -----------         ---------------
Portugal                   Australia              Japan                 Czech Republic
Singapore                  Hong Kong                              Denmark
South Africa               India                      Global Bond       Finland
                                                      -----------
South Korea                Indonesia              Australia       France
Spain                         Japan                   Austria                 Germany
Sweden                        Malaysia            Belgium               Greece
Switzerland                Phillipines            Canada                Ireland
Taiwan                        Singapore           Czech Republic        Italy
United Kingdom             South Korea            Denmark         Netherlands
                              Taiwan                  Finland                 Norway
                              Thailand                France                  Portugal
                                                      Germany           Slovak Republic
                                                                        Spain
Sweden
                                                                        Switzerland
                                                                        United Kingdom

                                       APPENDIX B

                            Additional Jurisdictions Covered



      Pursuant to Article 4 of this Agreement, Delegate and Board agree that the following jurisdiction shall be added to Appendix A:

                                         Poland



      INVESTORS BANK & TRUST COMPANY


      By:  /s/ Andrew M. Nesvet
      Name:  Andrew M Nesvet
      Title:  Director, Client Management


      DEUTSCHE PORTFOLIOS


      By:  /s/ Holger Naumann
      Name:  Holger Naumann
      Title:  Treasurer


      By:  /s/ Joseph Bernhart
      Name:  Joseph Bernhart
      Title:  Assistant Treasurer


      DATE:  August 14, 1998

                                       APPENDIX C

                         Additional Factors and Criteria To Be
                      Applied in the Selection of Eligible Foreign
                      Custodians That Are Securities Depositories


      In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are Securities Depositories, Delegate shall consider the following factors, if such information is available (check all that apply):


_________   None


____X_____  Whether use is voluntary or compulsory


____X_____  Ownership


____X_____  Operating History


____X_____  Established rules, practices and procedures


____X_____  Membership


____X_____  Financial strength


____X_____  Governing regulatory body


_________   Other (list below):

                                       APPENDIX D

                           Factors and Criteria To Be Applied
                   in the Establishing Systems For the Monitoring of
                       Foreign Custody Arrangements and Contracts


      In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available (check all that apply):


_________   None


____X_____  Operating performance


____X_____  Established practices and procedures


____X_____  Relationship with market regulators


____X_____  Contingency planning


_________   Other (list below):

                                       APPENDIX E

                           Information Regarding Country Risk


      To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:



I.     Copy of Subcustodian Agreement

II.    Legal Opinion, if available, with regard to:

      A.     Access to books and records by the Fund's accountants

      B.     Ability to recover assets in the event of bankruptcy of a custodian

      C.     Ability to recover assets in the event of a loss

      D.     Likelihood of expropriation or nationalization, if available

      E.     Ability to repatriate or convert cash or cash equivalents

III.   Audit Report

IV.    Copy of Balance Sheet from Annual Report

V.     Summary of Central Depository Information

VI.    Country Profile Matrix containing market practice for:

      A.     Delivery versus payment

      B.     Settlement method

      C.     Currency restrictions

      D.     Buy-in practice

      E.     Foreign ownership limits

      F.     Unique market arrangements

                                       APPENDIX F

                               Authorized Representatives



      Notices under this Agreement shall be sent to, and shall be executed on behalf of the respective parties by, any one of the following --

      1.    Board

            a.   ________________________________________ (name)

                  ________________________________________ (title)

                  ________________________________________ (address)

            b.   ________________________________________ (name)

                  ________________________________________ (title)

                  ________________________________________ (address)

            c.   ________________________________________ (name)

                  _________________________________________ (title)

                  _________________________________________ (address)


2.          Delegate

            a.  Kevin J. Sheehan , President

            b.  Robert D. Mancuso, Managing Director

            c.  Robert Gallagher

                       Investors Bank & Trust Company
                       200 Clarendon Street
                       P.O. Box 9130
                       Boston, MA 02117-9130

                  In the case of notices, with a copy to:

                       John E. Henry, Esq.
                       Investors Bank & Trust Company
                       200 Clarendon Street
                       P.O. Box 9130
                       Boston, MA 02117-9130